SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2006

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 31, 2006, United Rentals, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 hereto (the “Release”). The information in the Release is incorporated by reference herein (excluding the third and fourth paragraphs). The Company announced in the Release that it is restating its previously issued financial statements to reflect the amortization expense associated with the reallocation of a portion of the purchase price for acquisitions made since July 1, 2001 from goodwill (which is not amortized) to customer relationships (which are amortized) and, in view of the restatement, cautioned investors not to rely on the Company’s historical financial statements. This restatement is reflected in the consolidated financial statements included in the Company’s annual reports on Form 10-K filed with the Securities and Exchange Commission today. The foregoing determination was made by authorized officers of the Company, who discussed the determination with the Company’s independent accountants, on March 29, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1    Press release issued by United Rentals, Inc. on March 31, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of March, 2006.

UNITED RENTALS, INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Chief Financial Officer

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